Pine Ridge Holdings, Inc. Board of Directors Resolution
Resignation of Current President and Appointment of New President

A meeting of the Board of Directors of Pine Ridge Holdings, Inc., a Nevada corporation, was held on April 24, 2009. The President and CEO, Kevin May was present and consented in writing to the following actions, and directed that this Resolution be written. This Resolution is to be filed by the Corporation's secretary with the Minute proceedings of the shareholders.

WHEREAS, Kevin May owns the majority of shares (the "Control Block") of Pine Ridge Holdings, Inc. (the "Company"); and

WHEREAS, the current President and CEO, Kevin May, wishes to appoint Mark Newbauer as the new President and CEO, and resign his position from the Company; and

WHEREAS, Kevin May wishes to transfer ownership and control of the shares designated as the "Control Block" to Mark Newbauer; and

WHEREAS, the Board of Directors wishes to appoint a new Director to facilitate all transactions and to appoint a new authorized party to the Transfer Agent to affirm the incoming Director's legitimate authority; it is therefore

RESOLVED, that the current President and CEO of Pine Ridge Holdings, Inc., Kevin May is authorized and vested with actual authority to bind the Company to all acts necessary and reasonable to facilitate and effectuate all transactions; and

RESOLVED, that Mark Newbauer shall be appointed as President and CEO of Pine Ridge Holdings, Inc. effective immediately, to be voted on upon the next regularly scheduled meeting of the shareholders; and

RESOLVED, that the "Control Block" held in the name of Kevin May, and all rights associated with that ownership shall be transferred to the name of Mark Newbauer; and

RESOLVED, that the resignation of Kevin May is accepted, effective immediately; and

RESOLVED, that Mark Newbauer is hereby appointed and vested with all powers and authority pertaining to instructions for the transfer agency; and

RESOLVED, that Kevin May shall be removed to act as an authorized party for Pine Ridge Holdings, Inc. for all transactions.

IN WITNESS WHEREOF, the undersigned have executed this Resolution on April 23, 2009.

Kevin May, Outgoing President and Director

Mark Newbauer, Incoming President and Director

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF

EHOLDING TECHOLOGIES, INC. ~~~ PINE RIDGE HOLDINGS, INC.
(Name of Corporation)

FOR THE FILING PERIOD OF AUGUST 2007 TO AUGUST 2008

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20080080109-68
	Filing Date and Time 02/04/2008 11:20 AM
	Entity Number C23840-2001

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

STATE AGENT AND TRANSFER SYNDICATE, INC.
112 NORTH CURRY STREET
CARSON CITY, NEVADA 89703-4934

FILING FEE: $650
LATE FEE: $75

A FORM TO CHANGE RESIDENT AGENT INFORMATION CAN BE FOUND ON OUR WEBSITE: secretaryofstate.biz

Important: Read instructions before completing and returning this form.

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☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to resident agent.)

1. Print or type names and addresses either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. Have an Officer sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
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☐ This corporation is a publicly traded corporation. The Central Index Key number is:

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NAME	TITLE(S)	CITY	ST	ZIP
Kevin May ADDRESS 112 North Curry Street	PRESIDENT (OR EQUIVALENT OF)	Carson City	Nevada	89703
Kevin May ADDRESS 112 North Curry Street	SECRETARY (OR EQUIVALENT OF)	Carson City	Nevada	89703
Kevin May ADDRESS 112 North Curry Street	TREASURER (OR EQUIVALENT OF)	Carson City	Nevada	89703
Kevin May ADDRESS 112 North Curry Street	DIRECTOR	Carson City	Nevada	89703

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330 it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X [signature]
Signature of Officer

Title

Date

Nevada Secretary of State Form Annual List Profit 2007
Revised on: [illegible]

eHolding Technologies, Inc.
1005 Terminal Way
Suite 110
Reno, NV 89502

Corporate Resolution
Naming Officers

The undersigned, being the person holding a majority and outstanding shares of eHolding Technologies, Inc. a Nevada Corporation (the "Corporation") herby waives the calling or holding of a meeting of the shareholders of the corporation (the "Board"), and consents in writing as of December 27, 2007 to the following actions, and directs that a Resolution be written. This Resolution is to be filled by the corporation's secretary with the minute proceedings of the shareholders.

WHEREAS, the Corporation has entered into an Agreement and Plan of Reorganization, and the terms of the Agreement require establishment of Officers of the Corporation; and

WHEREAS, the Corporation is authorized to execute all documents required by the Agreement and Plan of Reorganization, it is hereby

RESOLVED, that the existing Corporation shall name Kevin May as the sole Officer and Director of the corporation.

IN WITNESS WHEREOF, the undersigned being the sole director of eHolding Technologies, Inc. has executed this consent as the day and year first written above.

Kevin May
President \ CEO

Marshal Shichtman & Associates, P.C. • 1 Old Country Rd. STE 498 • Carle Place, NY 11514 • Tel (516) 741-5222

EHOLDINGS TECHNOLOGIES, INC., INC.

BOARD OF DIRECTORS RESOLUTION

December 26th, 2007

WHEREAS, EHoldings Technologies, Inc., Inc. is in the process of a reverse merger transaction;

WHEREAS, an Kevin May (the "KEVIN") has acquired a majority of EHoldings Technologies, Inc.;

WHEREAS, EHoldings Technologies, Inc., Inc. desires to appoint KEVIN as interim Director and CEO of EHoldings Technologies, Inc. to authorize all acts to facilitate and effectuate the contemplated merger transaction;

WHEREAS, the members of the Board of Directors do not wish to remain on the new Board of Directors for the incoming company after the contemplated transactions;

WHEREAS, the Board of Directors desires appoint a new Director to facilitate the transition and appoint a new authorized party to the Transfer Agent to affirm the incoming Director's legitimate authority;

Whereas, the current President and CEO, Douglas Hamby desires to resign and the current Board hereby appoints Kevin May as CEO and President;

WHEREFORE, the Board of Directors hereby makes the following resolutions:

1. ***RESOLVED***, that Douglas Hamby is currently the President of EHoldings Technologies, Inc., Inc. and is hereby authorized and invested with actual and implied authority to bind EHoldings Technologies, Inc., Inc. to all acts necessary and reasonable to facilitate and effectuate the majority block and reverse merger transactions;
2. ***RESOLVED***, that Kevin May be appointed as an interim Director during the transitional phase, to be formally voted thereon at the next regularly annually scheduled meeting of the shareholders only to be effective upon the transaction of the majority block;
3. ***RESOLVED***, that Kevin May be appointed as CEO of EHoldings Technologies, Inc., Inc. effective upon the transaction of the majority block;
4. ***RESOLVED***, that Kevin May is hereby appointed and vested with all powers and authority pertaining thereto as the sole authorized party for instructions for Madison Stock Transfer, Inc., or any other transfer agency appointed thereto effective upon the transaction of the majority block;

Marshal Shichtman & Associates, P.C. • 1 Old Country Rd. STE 498 • Carle Place, NY 11514 • Tel (516) 741-5222

5. ***RESOLVED***, that Douglas Hamby be removed as an authorized Party for instructions eHoldings Technologies, Inc., the transfer agent for EHoldings Technologies, Inc., Inc., effective upon the transaction of the majority block;

6. ***RESOLVED***, that Douglas Hamby resigns his positions as CEO of EHoldings Technologies, Inc., and resigns from all other offices as well, effective upon the transaction of the majority block;

7. ***RESOLVED***, that Douglas Hamby hereby resign as the Director of EHoldings Technologies, Inc., Inc. effective upon the transaction of the majority block.

THEREFORE, all business being resolved, it is hereby decreed and affirmed that the foregoing resolutions be given full force and effect forthwith.

Douglas Hamby, *OUTGOING* Director and Executive Officer

Kevin May, *INCOMING* Director and Executive Officer